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                                                                       Exhibit 5

                                  June 4, 1999


NVR, Inc.
7601 Lewinsville Road
McLean, VA  22102

             NVR, Inc. 1998 Directors' Long-Term Stock Option Plan and NVR, Inc. 1998 Management Long-Term Stock Option Plan

Ladies and Gentlemen:

  This firm has acted as counsel to NVR, Inc. (the "Company") in connection with the Registration Statements (the "Registration Statements") on Form S-8 for (i) the NVR, Inc. 1998 Directors' Long-Term Stock Option Plan (the "Directors' Plan") being filed under the Securities Act of 1933, as amended ("the Act") on or about the date of this letter to register 150,000 shares of common stock, $.01 par value per share (the "Directors' Shares"), of the Company, which from time to time may be offered and sold by the Company in connection with the Directors' Plan and (ii) the NVR, Inc. 1998 Management Long-Term Stock Option Plan (the "Management Plan") being filed under the Act to register 1,000,000 shares of common stock, $.01 par value per share (the "Management Shares"), of the Company, which from time to time may be offered and sold by the Company in connection with the Management Plan.

  We are familiar with the Registration Statements and the Exhibits thereto. We have examined, originals or copies, certified and otherwise identified to our satisfaction, of such corporate documents and records of the Company and certificates of public officials as we have deemed necessary to enable us to express this opinion. We have also relied on certificates of officers of the Company as to certain factual matters. In rendering this opinion, we have assumed (i) the genuineness of all signatures, (ii) the authenticity of all documents submitted to us as originals, and (iii) the conformity to authentic original documents of all documents submitted to us as certified, conformed or photostatic copies.
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June 4, 1999
Page 2


  Based upon and subject to the foregoing, we are of the opinion that:

  1. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the Commonwealth of Virginia.

  2. The Directors' Shares and the Management Shares have been duly authorized and, when offered and sold as described in the Registration Statements, will be legally issued, fully paid and non-assessable.

  We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statements.

                                                Very truly yours,



                                                HUNTON & WILLIAMS

05582